Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 29, 2007, accompanying the financial statements and schedules included in the Annual Report of First National Bank of Chester County Retirement Savings Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of First Chester County Corporation on Forms S-8 (File No. 333-15733, effective November 7, 1996, and File No. 333-107763 effective date August 8, 2003).

/s/Grant Thornton LLP

Philadelphia, Pennsylvania
June 29, 2007